Exhibit 99.1

Avalon GloboCare and its Subsidiary Genexosome Technologies Announce Discovery and Development of World’s First Saliva-Based Exosomal Biomarker “miR-185” as Dual Diagnostic and Therapeutic Target for Oral Cancer

By GlobeNewswire,  January 28, 2019, 08:00:00 AM EDT

Study Accepted as Poster Presentation at the 8th Annual Meeting of the International Society for Extracellular Vesicles (ISEV 2019)

Publication of PCT Patent Application Covering a Method for Preventing and Treating Oral Cancer with Extracellular Vesicles (Exosomes) Carrying miR-185

FREEHOLD, N.J., Jan. 28, 2019 (GLOBE NEWSWIRE) -- Avalon GloboCare Corp. (NASDAQ:AVCO), a leading global developer of cell-based technologies, and its subsidiary Genexosome Technologies announced today the discovery and development of the world’s first saliva-based exosomal microRNA biomarker, miR-185, as a dual diagnostic and therapeutic target for oral cancer.

Oral leukoplakia, with a prevalence of 2% affecting the worldwide population, is a pre-cancerous lesion that confers increased risk for the development of oral cancer.  Previously, there had been no reliable methodology to predict the progression from oral leukoplakia to malignant oral cancer.  In collaboration with Beijing Stomatological Hospital affiliated with the Capital Medical University in China, Avalon and Genexosome Technologies have completed a clinical study and revealed miR185 as a novel saliva-based exosomal biomarker with strong correlation and predictive value for malignant transformation from oral leukoplakia to oral cancer.  In a subsequent study, the companies further demonstrated that topical application of exosomes released from genetically modified human stem cells with increased expression levels of miR-185 can remarkably deter the progression of pre-malignant oral leukoplakia to form oral cancer.  This study has been accepted as poster presentation at the upcoming 2019 Annual Meeting of International Society of Extracellular Vesicles (ISEV).

The Company also announced the publication of a PCT patent application covering a method for preventing and treating oral cancer with extracellular vesicles (exosomes) carrying miR-185 (Publication No. WO 2018/205978).  This PCT application allows Avalon and Genexosome Technologies to file patent applications and seek protection in most major national and regional markets throughout the world.

“Exosomes are enriched in the tumor microenvironment and growing evidence has demonstrated that exosomes can mediate cancer progression. Given the important biological roles played by these nanovesicles in cancer initiation and progression, exosomes and their content can be used as ideal, non-invasive biomarkers in detecting and monitoring tumors as well as therapeutic targets,” commented by Yu Zhou, M.D., Ph.D., Co-CEO of Genexosome Technologies.  “In addition to oral cancer, genetic engineering of exosomes provides opportunities to develop a new “medicine” for treatment of cancer and other diseases,” added Dr. Zhou.

“We are very excited to have accomplished these milestones related to our exosome diagnostic and therapeutic platforms,” stated David Jin, M.D., Ph.D., CEO and President of Avalon GloboCare and Co-CEO of Genexosome Technologies. “We believe our discovery and clinical development of saliva-based exosomal miR-185 will significantly advance the unmet area of “liquid biopsy” and bio-therapeutics in the field of oral cancer,” added Dr. Jin.

About Avalon GloboCare Corp.

Avalon GloboCare Corp. (NASDAQ:AVCO) is a global intelligent biotech developer and healthcare service provider dedicated to advancing cell-based technologies and therapeutics, with a focus on developing and empowering innovative and transformative cell-based technologies and their clinical applications.  In addition, Avalon provides strategic advisory and outsourcing services to facilitate and enhance its clients’ growth, development, as well as competitiveness in both the domestic and global healthcare markets.  Through its subsidiaries, namely GenExosome Technologies Inc. and Avactis Biosciences Inc., Avalon is establishing a leading role in the fields of exosome-based diagnostics, cellular immunotherapy (including CAR-T/CAR-NK), and regenerative medicine.

Forward-Looking Statements
Certain statements contained in this press release may constitute “forward-looking statements.” Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the Securities and Exchange Commission located at their website (http://www.sec.gov). In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. However, while the Company may elect to update these forward-looking statements at some point in the future, the Company specifically disclaims any obligation to do so. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release.

Contact Information:

Avalon GloboCare Corp.
4400 Route 9, Suite 3100
Freehold, NJ 07728
PR@Avalon-GloboCare.com

Investor Relations:
Crescendo Communications, LLC
Tel: (212) 671-1020
avco@crescendo-ir.com

Source: Avalon GloboCare Corp.